                                                                    EXHIBIT 23.1






                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-8 No. 333-81461) pertaining to 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc.) of our report dated February 4, 2000, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


/s/ ERNST & YOUNG LLP


San Antonio, Texas
March 24, 2000